UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1388 North Tech Boulevard, Gilbert, AZ 85233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Effective on February 20, 2004 (the “Closing Date”), pursuant to a Membership Interests and Asset Purchase Agreement dated as of January 21, 2004, as amended by Amendment No. 1 to Membership Interests and Asset Purchase Agreement dated as of February 20, 2004 (the “Purchase Agreement”), (1) CESI-SCR, Inc., a Delaware corporation (“CESI-SCR”) and wholly-owned subsidiary of the registrant, Catalytica Energy Systems, Inc. (“CESI”), acquired all of the outstanding member interests (the “Membership Interests”) of SCR-Tech, LLC, a North Carolina limited liability company (“SCR-TECH”) from SCR-Tech GmbH, a German corporation (“SCR-GMBH”) and EnBW Energy Solutions, GmbH, a German corporation (“ENBW”), and (2) CESI-Tech Technologies, Inc. a Delaware corporation (“CESI-TECH”, and together with CESI-SCR, “Buyer”) and wholly-owned subsidiary of CESI, acquired certain patents and related intellectual property rights (the “Acquired Assets”) used in the research and development of SCR catalyst treatment, management, cleaning and regeneration business of SCR-TECH (the “Business”) from ENBW and ENVICA Kat GmbH, a German corporation (“ENVICA”) (collectively, the “Acquisition”).

The Purchase Agreement provided for payments by Buyer totaling $3,517,830 on the Closing Date (the “Closing Date Payments”), payable as follows:

(a)	$1,420,000 to SCR-GMBH;

(b)	$1,242,500 to ENBW;

(c)	$310,000 to ENBW for repayment of an outstanding loan from ENBW to SCR-TECH;

(d)	$310,000 to SCR-GMBH for repayment of an outstanding loan from SCR-GMBH to SCR-TECH; and

(e)	$175,330 to Bank of America for repayment of a loan from Bank of America to SCR-TECH.

In addition, the Purchase Agreement provides that Buyer, with a limited guarantee of payment from CESI, will pay the following future payments and contingent payments, if earned (the “Future and Contingent Payments”):

(a)	$545,000 (payable 60% to ENVICA and 40% to ENBW) upon completion of specified training and the delivery of the Acquired Assets;

(b)	$875,000 to SCR-GMBH on August 20, 2005;

(c)	$1,000,000 (payable 50% to ENBW and 50% to SCR-GMBH) on February 20, 2006;

(d)	$300,000 to SCR-GMBH on each of December 1, 2007 and December 1, 2008, provided that Hans-Ulrich Hartenstein is an employee of SCR-TECH or its affiliates on such dates;

(e)	An amount, if any, for each of the calendar years 2004 through and including 2008 based upon the SCR-Tech business attaining certain target revenue;

(f)	An amount, if any, for each of the calendar years 2004 through and including 2008 based upon the SCT-Tech business attaining certain target cash flow amounts; and

(g)	Up to an aggregate of $5,022,220 (the “Acquired Assets Payments”) payable in installments in each of the calendar years 2004 through 2018 equal to the lesser of (i) 10% of the IP Revenues (as defined in the Purchase Agreement) for the applicable calendar year and (ii) $502,220. Any Acquired Assets Payments will be payable 60% to ENVICA and 40% to ENBW.

As a result of the acquisition of SCR-TECH, CESI acquired certain plant, equipment and other physical property in the Acquisition relating to the Business, including tanks, pumps, piping, forklifts, cranes, instruments and controls, computers, and other miscellaneous plant and related office equipment. CESI intends to continue the use of these assets in the Business. The Acquisition consideration was determined by negotiation among the parties and the Closing Date Payments were paid by CESI from CESI’s current cash balances.

Item 7. Financial Statements and Exhibits

(c)	The following exhibits are furnished herewith:

Exhibit 2.1*	Membership Interests and Asset Purchase Agreement dated as of January 21, 2004 by and among EnBW Energy Solutions GmbH, with respect to Articles VII and X only, ENVICA GmbH, ENVICA Kat GmbH, E&EC Energy & Environmental Consultants GmbH, SCR-Tech GmbH, SCR-Tech LLC, CESI-SCR, Inc. and, with respect to Section 11.18 and Articles VI and IX only, Catalytica Energy Systems, Inc.

Exhibit 2.2	Amendment No.1 to Membership Interests and Asset Purchase Agreement dated as of February 20, 2004 by and among EnBW Energy Solutions GmbH, ENVICA GmbH, ENVICA Kat GmbH, E&EC Energy & Environmental Consultants GmbH, SCR-Tech GmbH, SCR-Tech LLC, CESI-SCR, Inc. and Catalytica Energy Systems, Inc.

*	The schedules and exhibits identified in this exhibit have been omitted pursuant to Rule 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended, and will be supplementally provided to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ ROBERT W. ZACK
Robert W. Zack
Chief Financial Officer

Date: March 4, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Membership Interests and Asset Purchase Agreement dated as of January 21, 2004 by and among EnBW Energy Solutions GmbH, with respect to Articles VII and X only, ENVICA GmbH, ENVICA Kat GmbH, E&EC Energy & Environmental Consultants GmbH, SCR-Tech GmbH, SCR-Tech LLC, CESI-SCR, Inc. and, with respect to Section 11.18 and Articles VI and IX only, Catalytica Energy Systems, Inc.

2.2	Amendment No.1 to Membership Interests and Asset Purchase Agreement dated as of February 20, 2004 by and among EnBW Energy Solutions GmbH, ENVICA GmbH, ENVICA Kat GmbH, E&EC Energy & Environmental Consultants GmbH, SCR-Tech GmbH, SCR-Tech LLC, CESI-SCR, Inc. and Catalytica Energy Systems, Inc.

*	The schedules and exhibits identified in this exhibit have been omitted pursuant to Rule 601(6)(2) of Regulation S-K under the Securities Act of 1933, as amended, and will be supplementally provided to the Commission upon request.